UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2010, Atlantic Southern Financial Group, Inc. (the “Company”) received a written Staff Determination Notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5450(a)(1) (the “Bid Price Rule”) because its closing bid price, over the last 30 consecutive trading days, fell below the minimum $1.00 per share requirement for continued listing.  In accordance with Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until June 8, 2011, to regain compliance.  If at anytime before June 8, 2011, the closing bid price of the Company’s common stock is $1.00 or greater for a minimum of 10 consecutive business days, written notification will be sent stating that the Company has achieved compliance with the Bid Price Rule. If compliance with the Bid Price Rule cannot be demonstrated by June 8, 2011, then the Company’s common stock will be subject to delisting from the Nasdaq Global Market.

In addition to the notice with respect to the Bid Price Rule discussed above, the Company has previously reported its receipt of an additional notice from Nasdaq indicating that the Company is not in compliance with Marketplace Rule 5450(b)(1)(C), which requires a minimum market value of publicly held shares (“MVPHS”) of $5,000,000.  The Company has been given until January 31, 2011 to comply with the MVPHS requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: December 16, 2010	By:	/s/ Carol W. Soto
	Name:	Carol W. Soto
	Title:	Secretary and Chief Financial Officer